UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 17, 2013

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202

(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

          Enzo Biochem, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 17, 2013. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

          1. Election of the two nominees listed below to serve as a Class I Directors on the Board of Directors of the Company, to hold office for a term of three (3) years or until their successors have been duly elected and qualified:

Nominees	For	Withhold	Abstain	Broker Non-Votes

Gregory M. Bortz	17,062,105	1,766,667	N/A	15,579,417
Dov Perlysky	15,892,960	2,935,812	N/A	15,579,417

          2. Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

10,964,546	7,835,955	28,271	15,579,417

          3. Ratification of the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2013:

For	Against	Abstain	Broker Non-Votes

34,159,922	172,924	75,343	0

          On the basis of the above votes, (i) the nominees listed above were elected to serve as Class I Directors on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified; (ii) the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was approved; and (iii) the proposal to ratify the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2013 was approved.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          At a meeting of the Board of Directors of the Company, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws fixing the number of directors constituting the Board to five from six.

          The Bylaws are filed as Exhibit 3.1 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(ii)	Amended and Restated to Bylaws of Enzo Biochem, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 18, 2013	By:	/s/ Barry Weiner

Barry Weiner
President

EXHIBIT INDEX

3(ii) Amended and Restated Bylaws of Enzo Biochem, Inc.